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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-129831) and related Prospectus of SkyWest, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of SkyWest, Inc., SkyWest, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SkyWest, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

April 3, 2006
Salt Lake City, Utah

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM